File: 333-154534
Rule 424 (b)(3)


AMERICAN DEPOSITARY SHARES
(One (1) American Depositary Share
represents
Two (2) Shares)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK,
OF KONICA MINOLTA HOLDINGS INC.
(INCORPORATED UNDER THE LAWS
OF JAPAN)
       The Bank of New York Mellon, as
depositary (hereinafter called the
Depositary), hereby certifies (i) that there
have been deposited with the Depositary or
its agent, nominee, custodian, clearing agency
or correspondent, the securities described
above (Shares) or evidence of the right to
receive such Shares, (ii) that at the date
hereof each American Depositary Share
evidenced by this Receipt represents the
amount of Shares shown above, and that or
registered assigns IS THE OWNER OF
________ AMERICAN DEPOSITARY
SHARES
hereby evidenced and called, and except as
otherwise herein expressly provided, is
entitled upon surrender at the Corporate Trust
Office of the Depositary, New York, New
York of this Receipt duly endorsed for
transfer and upon payment of the charges as
provided on the reverse of this Receipt and in
compliance with applicable laws or
governmental regulations, at Owners option
(1) to delivery at the office of the agent,
nominee, custodian, clearing agency or
correspondent of the Depositary, to a person
specified by Owner, of the amount of
Deposited Securities represented hereby or
evidence of the right to receive the same or
(2) to have such Deposited Securities
forwarded at his cost and risk to him at the
Corporate Trust Office of the Depositary.
The words Deposited Securities wherever
used in this Receipt shall mean the Shares
deposited under the agreement created by the
Receipts (as hereinafter defined) (including
such evidence of the right to receive the
same), and any and all other securities, cash
and other property held by the Depositary in
place thereof or in addition thereto as
provided herein.  The word Owner wherever
used in this Receipt shall mean the name in
which this Receipt is registered upon the
books of the Depositary from time to time.
The Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its Corporate Trust
Office is located at 101 Barclay Street, New
York, New York 10286, and its principal
executive office is located at One Wall Street,
New York, New York 10286.
1.	RECEIPTS.
	This American Depositary Receipt
(this Receipt) is one of a continuing issue of
American Depositary Receipts (collectively,
the Receipts), all evidencing rights of like
tenor with respect to the Deposited Securities,
and all issued or to be issued upon the terms
and subject to the conditions herein provided,
which shall govern the continuing
arrangement by the Depositary with respect to
initial deposits as well as the rights of holders
and Owners of Receipts subsequent to such
deposits.
	The issuer of the Receipts is deemed
to be the legal entity resulting from the
agreement herein provided for.
	The issuance of Receipts against
deposits generally may be suspended, or the
issuance of Receipts against the deposit of
particular Shares may be withheld, if such
action is deemed necessary or advisable by
the Depositary at any time and from time to
time because of any requirements of any
government or governmental body or
commission or for any other reason.  The
Depositary assumes no liability with respect
to the validity or worth of the Deposited
Securities.
2.	TRANSFER OF RECEIPTS.
	Until the surrender of this Receipt in
accordance with the terms hereof, the
Depositary will maintain an office in the
Borough of Manhattan, The City of New
York, for the registration of Receipts and
transfers of Receipts where the Owners of the
Receipts may, during regular business hours,
inspect the transfer books maintained by the
Depositary that list the Owners of the
Receipts.  The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the holder
hereof in person or by duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes, and the fees and
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into other
such Receipts, or may be combined with
other such Receipts into one Receipt,
representing the same aggregate number of
American Depositary Shares as the Receipt or
Receipts surrendered.  Upon such split or
combination not involving a transfer, a charge
will be made as provided herein.  The
Depositary may close the transfer books at
any time or from time to time when deemed
expedient by it in connection with the
performance of its duties hereunder.
3.	PROOF OF CITIZENSHIP OR
RESIDENCE.
	The Depositary may require any
holder or Owner of Receipts, or any person
presenting securities for deposit against the
issuance of Receipts, from time to time, to
file such proof of citizenship or residence
and to furnish such other information, by
affidavit or otherwise, and to execute such
certificates and other instruments as may be
necessary or proper to comply with any laws
or regulations relating to the issuance or
transfer of Receipts, the receipt or distribution
of dividends or other property, or the taxation
thereof or of receipts or deposited securities,
and the Depositary may withhold the issuance
or registration of transfer of any Receipt or
payment of such dividends or delivery of
such property from any holder, Owner or
other person, as the case may be, who shall
fail to file such proofs, certificates or other
instruments.
4.	TRANSFERABILITY; RECORD-
OWNERSHIP.
	It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt,
when properly endorsed or accompanied by
proper instruments of transfer, is transferable
by delivery with the same effect as in the
case of a negotiable instrument; provided,
however, that prior to the due presentation of
this Receipt for registration of transfer as
above provided, and subject to the provisions
of Article 9 below, the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person entitled
to distribution of dividends and for any other
purpose.
5.	TAX LIABILITY.
	The Depositary shall not be liable for
any taxes or governmental or other
assessments or charges that may become
payable in respect of the Deposited
Securities, but a ratable part of any and all of
the same, whether such tax, assessment or
charge becomes payable by reason of any
present or future law, statute, charter
provision, by-law, regulation or otherwise,
shall be payable by the Owner hereof to the
Depositary at any time on request.  Upon the
failure of the holder or Owner of this Receipt
to pay any such amount, the Depositary may
sell for account of such Owner an amount of
the Deposited Securities equal to all or any
part of the amount represented by this
Receipt, and may apply the proceeds in
payment of such obligations, the Owner
hereof remaining liable for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
	Every person presenting Shares for
deposit shall be deemed thereby to represent
and warrant that such Shares and each
certificate, if any, therefor are validly issued,
fully paid and non-assessable, that such
Shares were not issued in violation of any
preemptive or similar rights of the holders of
any securities and that the person making
such deposit is duly authorized so to do.
Every such person shall also be deemed to
represent that the deposit of such securities
and the sale of American Depositary Shares
representing such Shares by that person in the
United States are not restricted under the
Securities Act of 1933, as amended (the
Securities Act of 1933).  Such
representations and warranties shall survive
the deposit of such securities and issuance of
Receipts.
	This Receipt is issued subject, and all
rights of the holder or Owner hereof are
expressly subject, to the terms and conditions
set forth on both sides of this Receipt, all of
which form a part of the agreement
evidenced in this Receipt and to all of which
the holder or Owner hereof by accepting this
Receipt consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES; VOTING
RIGHTS.
	As of the date of the establishment of
the program for issuance of Receipts by the
Depositary, the Depositary believed, based on
limited investigation, that the issuer of the
Deposited Securities either (i) furnished the
Securities and Exchange Commission (the
Commission) with certain public reports and
documents required by foreign law or
otherwise or (ii) published information in
English on its Internet website at
www.konicaminolta.jp or another electronic
information delivery system generally
available to the public in its primary trading
market, in either case in compliance with
Rule 12g3-2(b) under the Securities and
Exchange Act of 1934 as in effect and
applicable to that issuer at that time.
However, the Depositary does not assume
any duty to determine if the issuer of the
Deposited Securities is complying with the
current requirements of Rule 12g3-2(b) or to
take any action if that issuer is not complying
with those requirements.
	The Depositary shall be under no
obligation to give notice to the holder or
Owner of this Receipt of any meeting of
shareholders or of any report of or
communication from the issuer of the
Deposited Securities, or of any other matter
concerning the affairs of such issuer, except
as herein expressly provided.  The Depositary
undertakes to make available for inspection
by holders and Owners of the Receipts at its
Corporate Trust Office, any reports and
communication received from the issuer of
the Deposited Securities that are both (i)
received by the Depositary as the holder of
the Deposited Securities and (ii) made
generally available to the holders of the
Deposited Securities by the issuer thereof.
Such reports and communications will be
available in the language in which they were
received by the Depositary from the issuer of
the Deposited Securities, except to the extent,
if any, that the Depositary in its sole
discretion elects to both (i) translate into
English any of such reports or
communications that were not in English
when received by the Depositary and
(ii) make such translations, if any, available
for inspection by holders and Owners of the
Receipts.  The Depositary has no obligation
of any kind to translate any of such reports or
communications or to make such translation,
if any, available for such inspection.
	The Depositary may, in its discretion,
exercise, in any manner, or not exercise, any
and all voting rights that may exist in respect
of the Deposited Securities.  The Depositary
may, but assumes no obligation to, notify
Owners of an upcoming meeting of holders
of Deposited Securities or solicit instructions
from Owners as to the exercise of any voting
rights with respect to the Deposited Securities.
Upon the written request of the Owner of this
Receipt and payment to it of any expense
involved, the Depositary may, in its sole
discretion, but assumes no obligation to,
exercise any voting rights with respect to the
amount of the Deposited Securities
represented by the American Depositary
Shares evidenced by this Receipt in
accordance with that request.
8.	DISTRIBUTIONS.
	Until the surrender of this Receipt, the
Depositary (a) shall distribute or otherwise
make available to the Owner hereof, at a time
and in such manner as it shall determine, any
distributions of cash, Shares or other
securities or property (other than subscription
or other rights) and (b) may distribute or
otherwise make available to the Owner
hereof, at a time and in such manner as it
shall determine, any distributions of
subscription or other rights, in each case
received with respect to the amount of
Deposited Securities represented hereby, after
deduction, or upon payment of the fees and
expenses of the Depositary described in
Article 13 below, and the withholding of any
taxes in respect thereof; provided, however,
that the Depositary shall not make any
distribution for which it has not received
satisfactory assurances, which may be an
opinion of United States counsel, that the
distribution is registered under, or is exempt
from or not subject to the registration
requirements of, the Securities Act of 1933 or
any other applicable law.  If the Depositary is
not obligated, under the preceding sentence,
to distribute or make available a distribution
under the preceding sentence, the Depositary
may sell such Shares, other securities,
subscription or other rights, securities or other
property, and the Depositary shall distribute
the net proceeds of a sale of that kind to the
Owners entitled to them, after deduction or
upon payment of the fees and expenses of
the Depositary described in Article 13 below
and the withholding of any taxes in respect
thereof.  In lieu of distributing fractional
American Depositary Shares for distributed
Shares or other fractional securities, the
Depositary may, in its discretion, sell the
amount of securities or property equal to the
aggregate of those fractions.  In the case of
subscription or other rights, the Depositary
may, in its discretion, issue warrants for such
subscription or other rights and/or seek
instructions from the Owner of this Receipt as
to the disposition to be made of such
subscription or other rights.  If the Depositary
does not distribute or make available to
Owners or sell distributed subscription or
other rights, the Depositary shall allow those
rights to lapse.  Sales of subscription or other
rights, securities or other property by the
Depositary shall be made at such time and in
such manner as the Depositary may deem
advisable.
	If the Depositary shall find in its
opinion that any cash distribution is not
convertible in its entirety or with respect to
the Owners of a portion of the Receipts, on a
reasonable basis into U.S. Dollars available to
it in the City of New York, or if any required
approval or license of any government or
agency for such conversion is denied or is not
obtainable within a reasonable period, the
Depositary may in its discretion make such
conversion and distribution in U.S. Dollars to
the extent possible, at such time and rates of
conversion as the Depositary shall deem
appropriate, to the Owners entitled thereto
and shall with respect to any such currency
not converted or convertible either
(i) distribute such foreign currency to the
holders entitled thereto or (ii) hold such
currency for the respective accounts of such
Owners uninvested and without liability for
interest thereon, in which case the Depositary
may distribute appropriate warrants or other
instruments evidencing rights to receive such
foreign currency.
9.	RECORD DATES ESTABLISHED
BY DEPOSITARY.
	Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be offered, with respect
to Deposited Securities, or whenever the
Depositary shall receive notice of any
meeting of Owners of Deposited Securities,
or whenever it is necessary or desirable to
determine the Owners of Receipts, the
Depositary will fix a record date for the
determination of the Owners generally or the
Owners of Receipts who shall be entitled to
receive such dividend, distribution or rights,
or the net proceeds of the sale thereof, to give
instructions for the exercise of voting rights at
any such meeting or responsible for any other
purpose for which the record date was set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
	Upon (i) any change in nominal value
or any subdivision, combination or any other
reclassification of the Deposited Securities, or
(ii) any recapitalization, reorganization, sale
of assets substantially as an entirety, merger
or consolidation affecting the issuer of the
Deposited Securities or to which it is a party,
or (iii) the redemption by the issuer of the
Deposited Securities at any time of any or all
of such Deposited Securities (provided the
same are subject to redemption), then and in
any such case the Depositary shall have the
right to exchange or surrender such Deposited
Securities and accept and hold hereunder in
lieu thereof  other shares, securities, cash or
property to be issued or delivered in lieu of or
in exchange for, or distributed or paid with
respect to, such Deposited Securities.  Upon
any such exchange or surrender, the
Depositary shall have the right, in its
discretion, to call for surrender of this Receipt
in exchange (upon payment of fees and
expenses of the Depositary) for one or more
new Receipts of the same form and tenor as
this Receipt, but describing the substituted
Deposited Securities.  In any such case the
Depositary shall have the right to fix a date
after which this Receipt shall only entitle the
Owner to receive such new Receipt or
Receipts.  The Depositary shall mail notice of
any redemption of Deposited Securities to the
Owners of Receipts, provided that in the case
of any redemption of less than all of the
Deposited Securities, the Depositary shall
select in such manner as it shall determine an
equivalent number of American Depositary
Shares to be redeemed and shall mail notice
of redemption only to the Owners of Receipts
evidencing those American Depositary
Shares.  The sole right of the Owners of
Receipts evidencing American Depositary
Shares designated for redemption after the
mailing of such notice of redemption shall be
to receive the cash, rights and other property
applicable to the same, upon surrender to the
Depositary (and upon payment of its fees and
expenses) of the Receipts evidencing such
American Depositary Shares.
11.	LIABILITY OF DEPOSITARY.
       The Depositary shall not incur any
liability to any holder or Owner of this
Receipt (i) if by reason of any provisions of
any present or future law of the United States
of America, any state thereof, or of any other
country, or of any governmental or regulatory
authority, or by reason of any provision,
present or future, of the charter or articles of
association or similar governing document of
the issuer or of the Deposited Securities, the
Depositary shall be prevented, delayed or
forbidden from or subjected to any civil or
criminal penalty or extraordinary expenses on
account of doing or performing any act or
thing which by the terms hereof it is provided
shall be done or performed, (ii) by reason of
any nonperformance or delay, caused as
specified in clause (i) above, in the
performance of any act or thing which by the
terms of this Receipt it is provided shall or
may be done or performed, (iii) by reason of
any exercise of, or failure to exercise, any
discretion provided for herein, (iv) for the
inability of any Owner or holder to benefit
from any distribution, offering, right or other
benefit which is made available to holders of
Deposited Securities but is not made available
to Owners or holders, (v) for any special,
consequential or punitive damages for any
breach of the terms of this Receipt or (vi)
arising out of any act of God, terrorism or
war or any other circumstances beyond its
control.
       The Depositary shall not be
responsible for any failure to carry out any
requests to vote any Deposited Securities or
for the manner or effect of any vote that is
cast either with or without the request of any
Owner, or for not exercising any right to vote
any Deposited Securities.
       The Depositary does not assume any
obligation and shall not be subject to any
liability to holders or Owners hereunder other
than agreeing to act without negligence or bad
faith in the performance of such duties as are
specifically set forth herein.
       The Depositary shall be under no
obligation to appear in, prosecute or defend,
any action, suit or other proceeding in respect
of any of the Deposited Securities or in
respect of the Receipts on behalf of Owners
or holders or any other persons.  The
Depositary shall not be liable for any action
or non-action by it in reliance upon the
advice of or information from legal counsel,
accountants or any other persons believed by
it in good faith to be competent to give such
advice or information.
       The Depositary, subject to Article 14
hereof, may itself become the owner of and
deal in securities of any class of the issuer of
the Deposited Securities and in Receipts of
this issue.
12.	TERMINATION OF AGREEMENT
AND SURRENDER OF THIS RECEIPT.
	The Depositary may at any time
terminate the agreement evidenced by this
Receipt and all other Receipts by mailing
notice of such termination to the Owners of
all Receipts then outstanding at their
addresses appearing upon the books of the
Depositary, at least thirty days prior to the
date fixed in such notice for termination.  On
and after such date of termination the Owner
hereof, upon surrender of this Receipt at the
Corporate Trust Office of the Depositary, will
be entitled to delivery of the amount of the
Deposited Securities represented hereby upon
the same terms and conditions, and upon
payment of a fee at the rates provided herein
with respect to the surrender of this Receipt
for Deposited Securities and on payment of
applicable taxes and charges.  The Depositary
may convert any dividends received by it in
cash after the termination date into U.S.
Dollars as herein provided, and after
deducting therefrom the fees of the
Depositary and referred to herein and any
taxes and governmental charges and shall
thereafter hold the balance of said dividends
for the pro rata benefit of the Owners of the
respective Receipts.  As to any Receipts not
so surrendered within thirty days after such
date of termination the Depositary shall
thereafter have no obligation with respect to
the collection or disbursement of any
subsequent dividends or any subscriptions or
other rights accruing on the Deposited
Securities.  After the expiration of three
months from such date of termination the
Depositary may sell any remaining Deposited
Securities in such manner as it may
determine, and may thereafter hold
uninvested the net proceeds of any such sale
or sales together with any dividends received
prior to such sale or the U.S. Dollars received
on conversion thereof, unsegregated and
without liability for any interest thereon, for
the pro rata benefit of the Owners of the
Receipts that have not theretofore been
surrendered for cancellation, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.
After making such sale, or if no such sale can
be made after the expiration of one year from
such date of termination, the Depositary shall
be discharged from all obligations whatsoever
to the holders and Owners of the Receipts
except to make distribution of the net
proceeds of sale and of such dividends (after
deducting all fees, charges and expenses of
the Depositary) or of the Deposited
Securities, in case no sale can be made, upon
surrender of the Receipts.
13.	CERTAIN FEES AND CHARGES
OF THE DEPOSITARY.
	The Depositary may charge any party
depositing or withdrawing Shares, any party
transferring or surrendering Receipts, any
party to whom Receipts are issued (including
issuance pursuant to a stock dividend or stock
split or an exchange of stock or distribution
pursuant to Articles 8 or 10) or Owners, as
applicable, (i) fees for the delivery or
surrender of Receipts and deposit or
withdrawal of Shares, (ii) fees for distributing
cash, Shares or other property received in
respect of Deposited Securities, (iii) taxes and
other governmental charges, (iv) registration
or custodial fees or charges relating to the
Shares, (v) cable, telex and facsimile
transmission expenses, (vi) foreign currency
conversion expenses and fees, (vii)
depositary servicing fees and (viii) any other
fees or charges incurred by the Depositary or
its agents in connection with the Receipt
program.  The Depositarys fees and charges
may differ from those of other depositaries.
The Depositary reserves the right to modify,
reduce or increase its fees upon thirty (30)
days notice to the Owner hereof.  The
Depositary will provide, without charge, a
copy of its latest schedule of fees and charges
to any party requesting it.
The Depositary may charge fees for receiving
deposits and issuing Receipts, for delivering
Deposited Securities against surrendered
Receipts, for transfer of Receipts, for splits or
combinations of Receipts, for distribution of
each cash or other distribution on Deposited
Securities, for sales or exercise of rights, or
for other services performed hereunder.  The
Depositary reserves the right to modify,
reduce or increase its fees upon thirty (30)
days notice to the Owner hereof.  The
Depositary will provide, without charge, a
copy of its latest fee schedule to any party
requesting it.
14.	PRE-RELEASE OF RECEIPTS.
	Notwithstanding any other provision
of this Receipt, the Depositary may execute
and deliver Receipts prior to the receipt of
Shares (Pre-Release). The Depositary may
deliver Shares upon the receipt and
cancellation of Receipts which have been
Pre-Released, whether or not such
cancellation is prior to the termination of such
Pre-Release or the Depositary knows that
such Receipt has been Pre-Released.  The
Depositary may receive Receipts in lieu of
Shares in satisfaction of a Pre-Release.  Each
Pre-Release will be (a) preceded or
accompanied by a written representation from
the person to whom Receipts or Shares are to
be delivered that such person, or its customer,
owns the Shares or Receipts to be remitted, as
the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days
notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of American Depositary Shares which are
outstanding at any time as a result of Pre-
Releases will not normally exceed thirty
percent (30%) of the Shares deposited with
the Depositary; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
	The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
15.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
	Notwithstanding any terms of this
Receipt to the contrary, the Depositary will
not exercise any rights it has under this
Receipt to prevent the withdrawal or delivery
of Deposited Securities in a manner which
would violate the United States securities laws
including, but not limited to, Section 1A(1) of
the General Instructions to the Form F-6
Registration Statement, as amended from time
to time, under the Securities Act of 1933.
16.	GOVERNING LAW; VENUE OF
ACTIONS; JURY TRIAL WAIVER.
	This Receipt shall be interpreted and
all rights hereunder and provisions hereof
shall be governed by the laws of the State of
New York.
	All actions and proceedings brought
by any Owner or holder of this Receipt
against the Depositary arising out of or
relating to the Shares or other Deposited
Securities, the American Depositary Shares or
the Receipts, or any transaction contemplated
herein, shall be litigated only in courts located
within the State of New York.
	EACH OWNER AND HOLDER
HEREBY IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN ANY
SUIT, ACTION OR PROCEEDING
AGAINST THE DEPOSITARY DIRECTLY
OR INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR OTHER
DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, OR ANY TRANSACTION
CONTEMPLATED HEREIN, OR THE
BREACH HEREOF, INCLUDING
WITHOUT LIMITATION, ANY QUESTION
REGARDING EXISTENCE, VALIDITY OR
TERMINATION (WHETHER BASED ON
CONTRACT, TORT OR ANY OTHER
THEORY).
17.	AMENDMENT OF RECEIPTS.
       The form of the Receipts and the
agreement created thereby may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided, however, that such thirty (30) days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited
Securities represented by the American
Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law.


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EMM-Konica Receipt 12082010.doc